Exhibit 4





                  INTERNATIONAL GAME TECHNOLOGY
                     1993 STOCK OPTION PLAN

     (AMENDED AND RESTATED EFFECTIVE AS OF AUGUST 27, 1996)

                        TABLE OF CONTENTS

                                                             Page

I.  THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.1   Purpose. . . . . . . . . . . . . . . . . . . . . . .  1
    1.2   Administration and Authorization; Power and
     Procedure . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.3   Participation. . . . . . . . . . . . . . . . . . . .  2
    1.4   Shares Available for Awards; Share Limits. . . . . .  3
    1.5   Grant of Awards. . . . . . . . . . . . . . . . . . .  3
    1.6   Award Period . . . . . . . . . . . . . . . . . . . .  4
    1.7   Limitations on Exercise and Vesting of Awards. . . .  4
    1.8   Acceptance of Notes to Finance Exercise. . . . . . .  4
    1.9   No Transferability . . . . . . . . . . . . . . . . .  5

II.  EMPLOYEE OPTIONS. . . . . . . . . . . . . . . . . . . . .  6
    2.1   Grants . . . . . . . . . . . . . . . . . . . . . . .  6
    2.2   Option Price . . . . . . . . . . . . . . . . . . . .  6
    2.3   Limitations on Grant and Terms of Incentive Stock
     Options . . . . . . . . . . . . . . . . . . . . . . . . .  7
    2.4   Limits on 10% Holders. . . . . . . . . . . . . . . .  7
    2.5   Cancellation and Regrant/Waiver of Restrictions. . .  7

III.  STOCK APPRECIATION RIGHTS. . . . . . . . . . . . . . . .  8
    3.1   Grants . . . . . . . . . . . . . . . . . . . . . . .  8
    3.2   Exercise of Stock Appreciation Rights. . . . . . . .  8
    3.3   Payment. . . . . . . . . . . . . . . . . . . . . . .  8

IV.  RESTRICTED STOCK AWARDS . . . . . . . . . . . . . . . . .  9
    4.1   Grants . . . . . . . . . . . . . . . . . . . . . . .  9
    4.2   Restrictions . . . . . . . . . . . . . . . . . . . .  9
    4.3   Return to the Corporation. . . . . . . . . . . . . . 10

V.  PERFORMANCE SHARE AWARDS AND STOCK BONUSES . . . . . . . . 10
    5.1   Grants of Performance Share Awards . . . . . . . . . 10
    5.2   Special Performance-Based Share Awards . . . . . . . 10
    5.3   Grants of Stock Bonuses. . . . . . . . . . . . . . . 12
    5.4   Deferred Payments. . . . . . . . . . . . . . . . . . 12

VI.  OTHER PROVISIONS. . . . . . . . . . . . . . . . . . . . . 13
    6.1   Rights of Eligible Employees, Participants and
          Beneficiaries. . . . . . . . . . . . . . . . . . . . 13
    6.2   Adjustments; Acceleration. . . . . . . . . . . . . . 13
    6.3   Effect of Termination of Employment. . . . . . . . . 14
    6.4   Compliance with Laws . . . . . . . . . . . . . . . . 15
    6.5   Tax Withholding. . . . . . . . . . . . . . . . . . . 15
    6.6   Plan Amendment, Termination and Suspension . . . . . 16
    6.7   Privileges of Stock Ownership. . . . . . . . . . . . 16
    6.8   Effective Date of the Plan . . . . . . . . . . . . . 17
    6.9   Term of the Plan . . . . . . . . . . . . . . . . . . 17
    6.10  Governing Law; Construction; Severability. . . . . . 17
    6.11  Captions . . . . . . . . . . . . . . . . . . . . . . 18
    6.12  Effect of Change of Subsidiary Status. . . . . . . . 18
    6.13  Non-Exclusivity of Plan. . . . . . . . . . . . . . . 18

VII.  NON-EMPLOYEE DIRECTOR OPTIONS. . . . . . . . . . . . . . 18
    7.1   Participation. . . . . . . . . . . . . . . . . . . . 18
    7.2   Annual Option Grants . . . . . . . . . . . . . . . . 18
    7.3   Option Price . . . . . . . . . . . . . . . . . . . . 19
    7.4   Option Period and Exercisability . . . . . . . . . . 19
    7.5   Termination of Directorship. . . . . . . . . . . . . 19
    7.6   Adjustments. . . . . . . . . . . . . . . . . . . . . 20
    7.7   Acceleration Upon a Change in Control Event. . . . . 20

VIII.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . 20
    8.1   Definitions. . . . . . . . . . . . . . . . . . . . . 20

                  INTERNATIONAL GAME TECHNOLOGY
                     1993 STOCK OPTION PLAN

     (AMENDED AND RESTATED EFFECTIVE AS OF AUGUST 27, 1996)


                          I.  THE PLAN

1.1  PURPOSE

     The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of Awards to attract, motivate, retain and reward key employees, including officers, whether or not directors, of the Company with Awards and incentives for high levels of individual performance and improved financial performance of the Company and to attract, motivate and retain experienced and knowledgeable independent directors through the benefits provided under Article VII. "Corporation" means International Game Technology, a Nevada corporation, and "Company" means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Article VIII.

1.2  ADMINISTRATION AND AUTHORIZATION; POWER AND PROCEDURE

     (a) Committee. This Plan shall be administered by and all Awards to Eligible Employees shall be authorized by the Committee.
Action of the Committee with respect to the administration of this
Plan shall be taken pursuant to a majority vote or by written consent of its members.

     (b)  Plan Awards; Interpretation; Powers of Committee.
Subject to the express provisions of this Plan, the Committee shall have the authority:

          (i) to determine from among those persons eligible the
     particular Eligible Employees who will receive any Awards;

          (ii) to grant Awards to Eligible Employees, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such individuals, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which
     such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion
     of such Awards;

          (iii) to approve the forms of Award Agreements (which need not be identical either as to type of Award or as among Participants);

          (iv) to construe and interpret this Plan and any agreements defining the rights and obligations of the
Company
     and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules
and
     regulations relating to the administration of this Plan;

          (v) to cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Employees, subject to any required consent under Section
6.6;

          (vi) to accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards under Section 1.6; and

          (vii) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan
and
     the effectuation of its purposes.

Notwithstanding the foregoing, the provisions of Article VII relating to Non-Employee Director Options shall be automatic and, to the maximum extent possible, self-effectuating.

     (c) Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

     (d) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

     (e) Delegation. The Committee may delegate ministerial, non-discretionary functions to a third-party administrator or to individuals who are officers or employees of the Company.

1.3  PARTICIPATION

     Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Non-Employee Directors shall not be eligible to receive any Options except for Nonqualified Stock Options granted automatically without action of the Committee under the provisions of Article VII.

1.4  SHARES AVAILABLE FOR AWARDS; SHARE LIMITS

     Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The shares may be delivered for any lawful consideration.

     (a) Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to all Awards, including Incentive Stock Options, granted under this Plan shall not exceed 5,000,000 shares (the "Share Limit"). The maximum number of shares of Common Stock that may be delivered to Non-Employee Directors issued under the provisions of Article VII shall not exceed 250,000 shares. The maximum number of shares subject to Options and Stock
Appreciation Rights that are granted during any calendar year to any individual shall be limited to 1,000,000. Each of the four foregoing numerical limits shall be subject to adjustment as contemplated by Section 6.2.

     (b)  Share Reservation; Replenishment and Reissue of
Unvested
Awards. No Award may be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of shares issuable at any time pursuant to such Award, plus (ii) the number of shares that have previously been issued pursuant to Awards granted under this Plan, other than reacquired shares available for reissue consistent with any applicable legal limitations, plus (iii) the maximum number of shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit. Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired shares, shall again, except to the extent prohibited by law, be available for subsequent Awards under the Plan. Except as limited by law, if an Award is or may be settled only in cash, such Award need not be counted against any of the limits under this Section 1.4.

1.5  GRANT OF AWARDS

     Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of Performance Share Awards, in addition to matters addressed in Section 1.2(b), the specific objectives, goals and performance criteria (such as an increase in sales, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the Performance Share Award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee consistent with the specific provisions of this Plan.

1.6  AWARD PERIOD

     Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but in the case of Options or other rights to acquire Common Stock not later than ten (10) years after the Award Date.

1.7  LIMITATIONS ON EXERCISE AND VESTING OF AWARDS

     (a) Exercise. Unless the Committee expressly provides otherwise, no Award shall be exercisable or shall vest until at least six months after the initial Award Date, and once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award.

     (b) Procedure. Any exercisable Award shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with the required any payment made in accordance with Section 2.2(b) or 7.3, as the case may be.

     (c) Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Employees that cash, other securities or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

1.8  ACCEPTANCE OF NOTES TO FINANCE EXERCISE

     The Corporation may, with the Committee's approval, accept one or more notes from any Eligible Employee in connection with the exercise or receipt of any outstanding Award; provided that any such note shall be subject to the following terms and conditions:

     (a) The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Plan and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

     (b) The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed a period of 10 years.

     (c) The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Committee but not less than the applicable imputed interest rate specified by the Code.

     (d) If the employment of the Participant terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of such shares would cause such Employee Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions by the Employee Participant subsequent to such termination.

     (e) If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

     (f) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal
Reserve Board as then in effect.

1.9  NO TRANSFERABILITY

     (a) Limit On Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 1.9, by applicable law and by the Award Agreement, as the same may be amended, (i) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards shall be exercised only by the Participant; and (ii) shares issuable pursuant to an Award shall be delivered only to (or for the account
of) the Participant.

     (b) Exceptions. The Committee may permit Awards to be exercised by certain persons or entities related to the Participant, including but not limited to members of the Participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's family and/or charitable institutions, or to such other persons or entities as may be approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration).

     (c) Further Exceptions to Limits On Transfer. The exercise and transfer restrictions in Section 1.9(a) shall not apply to:

          (i)   transfers to the Corporation,

          (ii) the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

          (iii) transfers pursuant to a QDRO if approved or ratified by the Committee,

          (iv)  if the Participant has suffered a Total
                Disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or

          (v) the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

     (d)  Limitations on Incentive Stock Options and Restricted
Stock Awards.  Notwithstanding the foregoing, Incentive Stock
Options and Restricted Stock Awards shall be subject to any and all applicable transfer restrictions under the Code.

                      II.  EMPLOYEE OPTIONS

2.1  GRANTS

     One or more Options may be granted under this Article to any Eligible Employee. Each Option granted may be either an Option intended to be an Incentive Stock Option, or an Option not so intended, and such intent shall be indicated in the applicable Option Agreement.

2.2  OPTION PRICE

     (a) Pricing Limits. The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time of the Option is granted, but in the case of
Incentive Stock Options shall not be less than 100% (110% in the case of a Participant who owns or is deemed to own under Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Corporation) of the Fair Market Value of the Common Stock on the Award Date.

     (b) Payment Provisions. The purchase price of any shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) if authorized by the Committee or specified in the applicable Option Agreement, by a promissory note of the Participant consistent with the requirements of Section 1.8;
(iv) by notice and third party payment in such manner as may be authorized by the Committee; or (v) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Option by delivering such shares. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

2.3  LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK OPTIONS

     (a) $100,000 Limit. To the extent that the aggregate "Fair Market Value" of stock with respect to which Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to Incentive Stock Options under all other plans of the Company or any parent corporation, such options shall be treated as nonqualified stock options. For this purpose, the "Fair Market Value" of the stock subject to options shall be determined as of the date the options were optioned. In reducing the number of options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

     (b) Option Period. Each Incentive Stock Option and all rights thereunder shall expire no later than ten years after the Award Date.

     (c) Other Code Limits. There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in
Section 422 of the Code.

2.4  LIMITS ON 10% HOLDERS

     No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

2.5  CANCELLATION AND REGRANT/WAIVER OF RESTRICTIONS

     Subject to Section 1.4 and Section 6.6 and the specific limitations on Options contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Employee, any adjustment in the exercise price, the number of shares subject to or the term of, an
Option granted under this Article by cancellation of an outstanding
Option and a subsequent regranting of an Option, by amendment, by substitution of an outstanding Option, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise price which is higher or lower than the exercise or purchase price of the original or prior Option, provide for a greater or lesser number of shares subject to the Option, or provide for a longer or shorter vesting or exercise period.

                 III.  STOCK APPRECIATION RIGHTS

3.1  GRANTS

     In its discretion, the Committee may grant a Stock Appreciation Right to any Eligible Employee either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees.

3.2  EXERCISE OF STOCK APPRECIATION RIGHTS

     (a)  Exercisability.  Unless the Award Agreement or the
Committee otherwise provides, a Stock Appreciation Right related to another Award shall be exercisable at such time or times, and to the extent, that the related Award shall be exercisable.

     (b) Effect on Available Shares. To the extent that a Stock Appreciation Right is exercised, the number of underlying shares of
Common Stock therefore subject to a related Award shall be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant shall be reduced by the number of underlying shares as to which the exercise related, unless the Award
Agreement otherwise provides.

     (c) Stand-Alone SARs. A Stock Appreciation Right granted independently of any other Award shall be exercisable pursuant to the terms of the Award Agreement but in no event earlier than six months after the Award Date, except in the case of death or Total Disability.

3.3  PAYMENT

     (a) Amount. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant shall be entitled to receive payment of an amount determined by multiplying

          (i) the difference obtained by subtracting the exercise
     price per share of Common Stock under the related Award (if applicable) or the initial share value specified in the
Award
     from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

          (ii) the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

     (b) Form of Payment. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose.


                  IV.  RESTRICTED STOCK AWARDS

4.1  GRANTS

     The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted
Stock Award Agreement shall specify the number of shares of Common
Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) by the Participant, the extent to which the Participant shall be entitled to dividends, voting and other rights in respect of the shares prior to vesting and the restrictions imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions shall not lapse earlier than 12 months after the Award
Date, except to the extent the Committee may otherwise provide. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("restricted shares") shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

4.2  RESTRICTIONS

     (a)  Pre-Vesting Restraints.  Except as provided in Section
4.1 and 1.9, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested.

     (b) Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any restricted shares which cease to be eligible for vesting.

     (c) Cash Payments. If the Participant shall have paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares which cease to be eligible for vesting.

4.3  RETURN TO THE CORPORATION

     Unless the Committee otherwise expressly provides, restricted shares that remain subject to restrictions at the time of termination of employment or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Corporation in such manner and on such terms as the Committee shall therein provide.


         V.  PERFORMANCE SHARE AWARDS AND STOCK BONUSES

5.1  GRANTS OF PERFORMANCE SHARE AWARDS.

     The Committee may, in its discretion, grant Performance
Share
Awards to Eligible Employees based upon such factors as the Committee shall deem relevant in light of the specific type and terms of the award. An Award Agreement shall specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares or cash to the Participant shall be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award shall be based upon the degree of attainment over a specified period (a "performance cycle") as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the
Participant's death, or Total Disability, a Change in Control Event or in such other circumstances as the Committee consistent with
Section 6.10(c)(2), if applicable, may determine.

5.2  SPECIAL PERFORMANCE-BASED SHARE AWARDS.

     Without limiting the generality of the foregoing, and in addition to Options and Stock Appreciation Rights granted under other provisions of this Plan which are intended to satisfy the exception for "performance-based compensation" under Section 162(m)
of the Code (with such Awards hereinafter referred to as a "Qualifying Option" or a "Qualifying Stock Appreciation Right," respectively), other performance-based awards within the meaning of
Section 162(m) of the Code ("Performance-Based Awards"), whether in the form of restricted stock, performance stock, phantom stock, Cash-Based Awards, or other rights, the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Corporation or the Corporation and one or more of its Subsidiaries, may be granted under this Plan. Any Qualifying Option or Qualifying Stock Appreciation Right shall be subject only to the requirements of subsections (a) and (c) below in order for such Awards to satisfy the requirements for Performance-Based Awards under this Section 5.2. With the exception of any Qualifying Option or Qualifying Stock Appreciation
Right, an Award that is intended to satisfy the requirements of this Section 5.2 shall be designated as a Performance-Based Award at the time of grant.

     (a) Eligible Class. The eligible class of persons for Performance-Based Awards under this Section shall be the executive officers of the Corporation.

     (b) Performance Goal Alternatives. The specific performance goals for Performance-Based Awards granted under this Section (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, one or more of the Performance Goals, as selected by the Committee in its sole discretion. The Committee shall establish in the applicable Award
Agreement the specific performance target(s) relative to the Performance Goal(s) which must be attained before the compensation under the Performance-Based Award becomes payable. The specific targets shall be determined within the time period permitted under
Section 162(m) of the Code (and any regulations issued thereunder) so that such targets are considered to be preestablished and so that the attainment of such targets is substantially uncertain at the time of their establishment. The applicable performance measurement period may not be less than one nor more than 10 years.

     (c) Maximum Performance-Based Award. Notwithstanding any other provision of the Plan to the contrary, the maximum number of shares of Common Stock which may be delivered pursuant to options, stock appreciation rights, restricted stock or other share-based awards that are granted as Performance-Based Awards to any Participant in any calendar year shall not exceed 1,000,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 6.2. Awards that are cancelled during the year shall be counted against this limit to the extent required by
Section 162(m) of the Code. In addition, the aggregate amount of compensation to be paid to any Participant in respect of any Cash-
Based Awards that are granted during any calendar year as Performance-Based Awards shall not exceed $1,000,000.

     (d) Committee Certification. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options or Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing that the Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of a Change in Control Event in accordance with
Section 6.2(d).

     (e) Terms and Conditions of Awards. The Committee will have the discretion to determine the restrictions or other limitations of the individual Awards granted under this Section 5.2 including the authority to reduce Awards, payouts or vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

     (f) Adjustments for Changes in Capitalization and other Material Changes. In the event of a change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, spinoff, reorganization or similar event, or any partial or complete liquidation of the Corporation, or any similar event consistent with regulations issued under Section 162(m) of the Code including, without limitation, any material change in accounting policies or practices affecting the Corporation and/or the Performance Goals or targets, then the Committee may make adjustments to the Performance
Goals and targets relating to outstanding Performance-Based Awards to the extent such adjustments are made to reflect the occurrence of such an event; provided, however, that adjustments described in this subsection may be made only to the extent that the occurrence of an event described herein was unforeseen at the time the targets for a Performance-Based Award were established by the Committee.

5.3  GRANTS OF STOCK BONUSES.

     The Committee may grant a Stock Bonus to any Eligible Employee to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Committee. The number of shares so awarded shall be determined by the Committee. The Award may be granted independently or in lieu of a cash bonus.

5.4  DEFERRED PAYMENTS.

     The Committee may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares that may become due or of cash otherwise payable under this Plan, and provide for accredited benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.


                      VI.  OTHER PROVISIONS

6.1  RIGHTS OF ELIGIBLE EMPLOYEES, PARTICIPANTS AND BENEFICIARIES

     (a) Employment Status. Status as an Eligible Employee shall not be construed as a commitment that any Award will be granted under this Plan to an Eligible Employee or to Eligible Employees generally.

     (b) No Employment Contract. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Employee or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

     (c) Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

6.2  ADJUSTMENTS; ACCELERATION

     (a) Adjustments. If there shall occur any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the
Corporation, or there shall occur any other like corporate transaction or event in respect of the Common Stock on a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable (1) proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (v) the performance standards appropriate to any outstanding Awards, or (2) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event; provided, however, in each case, that with respect to Incentive Stock Options, no such adjustment shall be made which would cause the Plan to violate Section 424(a) of the
Code or any successor provisions thereto.

     (b) Acceleration of Awards Upon Change in Control. As to any
Eligible Employee Participant, unless prior to a Change in Control
Event the Committee determines that, upon its occurrence, there shall be no acceleration of benefits under Awards or determines that only certain or limited benefits under Options shall be accelerated and the extent to which they shall be accelerated, and/or establishes a different time in respect of such Change in Control Event for such acceleration, then upon the occurrence of a
Change in Control Event (i) each Option and Stock Appreciation Right shall become immediately exercisable, (ii) Restricted Stock shall immediately vest free of restrictions, and (iii) each Performance Share Award shall become payable to the Participant; provided, however, that in no event shall any Award be accelerated as to any Section 16 Person to a date less than six months after the Award Date of such Award. The Committee may override the limitations on acceleration in this Section 3.2(b) by express provision in the Award Agreement and may accord any Eligible Employee a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable regulatory requirements, including, without limitation, Section 422 of the Code.

     (c) Possible Early Termination of Accelerated Awards. If any
Option or other right to acquire Common Stock under this Plan (other than under Article VII) has been fully accelerated as permitted by Section 6.2(b) but is not exercised prior to (i) a dissolution of the Corporation, or (ii) a reorganization event described in Section 6.2(a) that the Corporation does not survive, or (iii) the consummation of an event described in Section 6.2(a) that results in a Change in Control Event approved by the Board, such Option or right shall thereupon terminate, subject to any provision that has been expressly made by the Committee for the survival, substitution, exchange or other settlement of such Option or right.

6.3  EFFECT OF TERMINATION OF EMPLOYMENT

     The Committee shall establish in respect of each Award granted to an Eligible Employee the effect of a termination of employment on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination. In addition, in the event of, or in anticipation of, a termination of employment with the Company for any reason, other than discharge for cause, the Committee may, in its discretion, increase the portion of the Participant's Award available to the Participant, or Participant's
Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Section 1.6, extend the exercisability period upon such terms as the Committee shall determine and expressly set forth in or by amendment to the Award Agreement.

6.4  COMPLIANCE WITH LAWS

     This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the
Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

6.5  TAX WITHHOLDING

     (a) Cash or Shares. Upon any exercise, vesting or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section
422 of the Code, the Company shall have the right at its option to
(i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such Award event or payment or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion grant (either at the time of the Award is granted or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

     (b) Tax Loans. The Committee may, in its discretion, authorize a loan to an Eligible Employee in the amount of any taxes which the Company may be required to withhold with respect to shares of Common Stock received (or disposed of, as the case may be) pursuant to a transaction described in subsection (a) above. Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Committee, under applicable law, may establish and such loan need not comply with the provisions of Section 1.8.

6.6  PLAN AMENDMENT, TERMINATION AND SUSPENSION

     (a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the
Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

     (b) Stockholder Approval. Any amendment that would (i) materially increase the benefits accruing to Participants under this Plan, (ii) materially increase the aggregate number of securities that may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this
Plan, shall be subject to stockholder approval only to the extent then required by Section 422 of the Code or any other applicable law, or deemed necessary or advisable by the Board.

     (c) Amendment to Awards. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Eligible Employees that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Employee Participant, his or her rights and benefits under an Award.

     (d) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.2 shall not be deemed to constitute changes or amendments for purposes of this Section 6.6.

6.7  PRIVILEGES OF STOCK OWNERSHIP

     Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a stockholders for which a record date is prior to such date of delivery.

6.8  EFFECTIVE DATE OF THE PLAN

     This Plan was originally effective as of September 22, 1992 ("Effective Date"), the date of Board approval, and was subject to stockholder approval within 12 months thereafter. The Plan is hereby amended and restated in its entirety, effective as of August
27, 1996.

6.9  TERM OF THE PLAN

     No Award shall be granted more than ten years after the Effective Date of this Plan (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award
Agreement, any Award granted prior to the termination date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, shall continue during any suspension of this Plan and in respect of outstanding Awards on such termination date.

6.10 GOVERNING LAW; CONSTRUCTION; SEVERABILITY

     (a) Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Nevada.

     (b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

     (c)  Plan Construction.

          (1) Rule 16b-3. It is the intent of the Corporation that transactions in and affecting Awards in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfy any then applicable requirements of
Rule
     16b-3 so that such persons will be entitled to the benefits of
     Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act in respect of these transactions and will not be
     subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so
     as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be deemed void.

          (2) Section 162(m). It is the further intent of the Company that Options and Stock Appreciation Rights with an exercise or base price not less than Fair Market Value on the
     date of grant and Performance Share Awards under Section 5.2 of the Plan that are granted to or held by a Section 16
Person
     shall qualify as performance-based compensation under Section
     162(m) of the Code, and this Plan shall be interpreted consistent with such intent.

6.11 CAPTIONS

     Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

6.12 EFFECT OF CHANGE OF SUBSIDIARY STATUS

     For purposes of this Plan and any Award hereunder, if an entity ceases to be a Subsidiary a termination of employment shall be deemed to have occurred with respect to each employee of such Subsidiary who does not continue as an employee of another entity within the Company.

6.13 NON-EXCLUSIVITY OF PLAN

     Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the
Common Stock, under any other plan or authority.


               VII.  NON-EMPLOYEE DIRECTOR OPTIONS

7.1  PARTICIPATION

     Options under this Article VII shall be made only to Non-
Employee Directors.

7.2  ANNUAL OPTION GRANTS

     (a) Time of Initial Grant. After approval of this Plan by the stockholders of the Corporation, if any person who is not then an officer or employee of the Company shall become a director of the Corporation, there shall be granted automatically to such person (without any action by the Board of Committee) a Nonqualified Stock Option (the Award Date of which shall be the date such person takes office) to purchase 10,000 shares.

     (b) Subsequent Annual Options. In each calendar year during the term of the Plan, commencing in 1994, there shall be granted automatically (without any action by the Committee or the Board) a
Nonqualified Stock Option to purchase 4,000 shares of Common Stock to each Non-Employee Director who is re-elected as a director of the Corporation (the Award Date of which shall be the date of such re-election). In addition, subject to stockholder approval at the
1997 Annual Stockholders Meeting, each person who is a Non-Employee
Director on August 27, 1996 shall be granted on a one-time basis without further action on Option to purchase 2,000 shares of Common
Stock (the Award Date of which shall be August 27, 1996, the date of Board approval of this amendment). Furthermore, notwithstanding the first sentence of this subsection (b), but subject to stockholder approval at the 1997 Annual Stockholders Meeting, in each calendar year during the remaining term of the Plan, (commencing in 1997), the grant described in the first sentence of this subsection shall not be made and instead there shall be granted automatically (without any action by the Committee or the Board) a Nonqualified Stock Option to purchase 6,000 shares of Common Stock to each Non-Employee Director who is re-elected as a director of the Corporation (the Award Date of which shall be the date of such re-election).

     (c) Maximum Number of Shares. Annual grants that would otherwise exceed the maximum number of shares under Section 1.4(a)
shall be prorated within such limitation. A Non-Employee Director shall not receive more than 50,000 shares on exercise of all Options optioned under this Section 7.2.

7.3  OPTION PRICE

     The purchase price per share of the Common Stock covered by each Option granted pursuant to Section 7.2 hereof shall be 100% of the Fair Market Value of the Common Stock on the Award Date. The exercise price of any Option granted under this Article shall be paid in full at the time of each purchase in cash or by check or in shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option, or partly in such shares and partly in cash, provided that any such shares used in payment shall have been owned by the Participant at least six months prior to the date of exercise.

7.4  OPTION PERIOD AND EXERCISABILITY

     Each Option granted under this Article VII and all rights or obligations thereunder shall commence on the Award Date and expire ten years thereafter and shall be subject to earlier termination as provided below. Each Option granted under Section 7.2 shall become exercisable at the rate of 33-1/3% per year, on the first, second and third anniversaries of the Award Date.

7.5  TERMINATION OF DIRECTORSHIP

     If a Non-Employee Director's services as a member of the Board of Directors terminate by reason of death, Disability or Retirement, an Option granted pursuant to this Article held by such
Participant shall immediately become and shall remain exercisable for two years after the date of such termination or until the expiration of the stated term of such Option, whichever first occurs. If a Non-Employee Director's services as a member of the Board of Directors terminate for any other reason, any portion of an Option granted pursuant to this Article which is not then exercisable shall terminate and any portion of such Option which is then exercisable may be exercised within a period of thirty (30) days after the date of such termination or until the expiration of the stated term, whichever first occurs.

7.6  ADJUSTMENTS

     Options granted under this Article VII shall be subject to adjustment as provided in Section 6.2, but only to the extent that
(a) such adjustment and the Committee's action in respect thereof satisfy applicable law, (b) such adjustment in the case of a Change in Control Event is effected pursuant to the terms of a reorganization agreement approved by stockholders of the Corporation, and (c) such adjustment is consistent with adjustments to Options held by persons other than executive officers or directors of the Corporation.

7.7  ACCELERATION UPON A CHANGE IN CONTROL EVENT

     Upon the occurrence of a Change in Control Event, each Option granted under Section 7.2 hereof shall become immediately exercisable in full. To the extent that any Option granted under this Article VII is not exercised prior to (i) a dissolution of the
Corporation or (ii) a merger or other corporate event that the Corporation does not survive, and no provision is (or consistent with the provisions of Section 7.6 can be) made for the assumption, conversion, substitution or exchange of the Option, the Option shall terminate upon the occurrence of such event.


                       VIII.  DEFINITIONS

8.1  DEFINITIONS

     (a) "Award" shall mean an award of any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, Performance Share Award, Performance-Based Award, Cash-Based Award, dividend equivalent or deferred payment right or other right or security that would constitute a "derivative security" under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

     (b) "Award Agreement" shall mean any writing setting forth the terms of an Award that has been authorized by the Committee.


     (c) "Award Date" shall mean the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award or, in the case of Awards under Article VII, the applicable dates set forth therein.

     (d) "Award Period" shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

     (e) "Beneficiary" shall mean the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of the descent and distribution to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

     (f) "Board" shall mean the Board of Directors of the Corporation.

     (g) "Cash-Based Awards" shall mean Awards that, if paid, must be paid in cash and that are neither denominated in nor have a value derived from the value of, nor an exercise or conversion privilege at a price related to, shares of Common Stock.

     (h) "Cash Flow" shall mean cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financings and investing activities, as determined by the Committee at the time an Award is granted.

     (i) "Change in Control Event" shall mean any of the following:

          (1) Approval by the stockholders of the Corporation of
     the dissolution or liquidation of the Corporation;

          (2) Approval by the stockholders of the Corporation of
     an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned by stockholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization and that such record owners
     hold no securities of the other parties to such reorganization):

          (3) Approval by the stockholders of the Corporation of
     the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a
Subsidiary;

          (4)   Any "person (as such term is used in Section
13(d)
     and 14(d) of the Exchange Act) (other than a person having such ownership at the time of adoption of this Plan) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting
     power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation; or

          (5) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority
     thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each new Board member was approved by a vote of at least three-fourths of the
Board
     members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

     (j) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (k)  "Commission" shall mean the Securities and Exchange
Commission.

     (l) "Committee" shall mean the Board or a committee appointed by the Board to administer this Plan, which committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom
(i)
in respect of any decision at a time when the Participant affected by the decision may be subject to Section 162(m) of the Code be an
"outside director" within the meaning of Code Section 162(m) and
(ii) in respect of any decision at a time when the Participant affected by the decision may be subject to Section 16 under the Exchange Act, shall be a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3).

     (m) "Common Stock" shall mean the Common Stock of the Corporation and such other securities or property as may become subject to Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

     (n) "Company" shall mean, collectively, the Corporation and its domestic or foreign Subsidiaries or divisions.

     (o) "Corporation" shall mean International Game Technology, a Nevada corporation, and its successors.

     (p) "Eligible Employee" shall mean an officer (whether or not a director) or key executive, administrative, managerial, production, marketing or sales employee of the Company.

     (q)  "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

     (r) "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended from time to time.

     (s) "Fair Market Value" or any date shall mean (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National
Association of Securities Dealers, Inc. ("NASD") through the
NASDAQ
National Market Reporting System or a similar organization if the NASD is no longer reporting such information, (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization, or (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the
NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

     (t) "Incentive Stock Option" shall mean an Option which is designated as an incentive stock option within the meaning of
Section 422 of the Code, the award of which contains such provisions as are necessary to comply with that section.

     (u) "Nonqualified Stock Option" shall mean an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an Incentive Stock Option shall be deemed to be designated a Nonqualified Stock Option under this Plan and not an incentive stock option under the Code.

     (v) "Non-Employee Director" shall mean a member of the Board of Directors of the Corporation who is not an officer or employee of the Company.

     (w)  "Non-Employee Director Participant" shall mean a Non-
Employee Director who has been granted an Option under the provisions of Article VII.

     (x) "Option" shall mean an option to purchase Common Stock granted under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option. Options granted under Article VII shall be Nonqualified Stock Options.

     (y) "Participant" shall mean an Eligible Employee who has been granted an Award under this Plan and a Non-Employee Director who has been received an Option under Article VII of this Plan.

     (z) "Performance-Based Award" shall mean an Award of a right to receive shares of Common Stock or other compensation (including cash) under Section 5.2, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

     (aa) "Performance Goals" shall mean EPS or ROE or Cash Flow or
Total Stockholder Return, and "Performance Goals" means any combination thereof.

     (ab) "Performance Share Award" shall mean an Award of a right to receive shares of Common Stock made in accordance with Section
5.1, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

     (ac) "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

     (ad) "Plan" shall mean this 1993 Stock Option Plan, as amended and restated.

     (ae) "QDRO" shall mean a qualified domestic relations order as defined in Section 414(p) of the Code or Title I, Section
206(d)(3)
of ERISA (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

     (af) "Restricted Stock Award" shall mean an award of a fixed number of shares of Common Stock to the Participant subject, however, to payment of such consideration, if any, and such forfeiture provisions, as are set forth in the Award Agreement.

     (ag) "Restricted Stock" shall mean shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting and such transfer and other restrictions as are established in or pursuant to this Plan, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

     (ah) "Retirement" shall mean retirement with the consent of the Company, or in the case of a Non-Employee Director, a retirement or resignation as a director after at least eight years service as a director.

     (ai) "ROE" shall mean consolidated net income of the Corporation (less preferred dividends), divided by the average consolidated common shareholders equity.

     (aj) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the
Commission pursuant to the Exchange Act.

     (ak) "Section 16 Person" shall mean a person subject to
Section 16(a) of the Exchange Act.

     (al) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     (am) "Stock Appreciation Right" shall mean a right to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock that is authorized under this Plan.

     (an) "Stock Bonus" shall mean an Award of shares of Common Stock granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.

     (ao) "Subsidiary" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

     (ap) "Total Disability" shall mean a "permanent and total disability within the meaning of Section 22(e)(3) of the Code and (except in the case of a Non-Employee Director) such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

     (aq) "Total Stockholder Return" shall mean with respect to the
Corporation or other entities (if measures on a relative basis), the (i) change in the market price of its common stock (as quoted in the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid, divided by (ii) the beginning quoted market price, all of which is adjusted for any changes in equity structure, including but not limited to stock splits and stock dividends.